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                                                                  EXHIBIT 10.22

                             EXPORT LOAN AGREEMENT


     THIS EXPORT LOAN AGREEMENT among The Chase Manhattan Bank ("Lender"), United States Data Corporation, a Delaware corporation ("US Data"), and eMake Corporation, a Delaware corporation ("eMake," and together with US Data, herein called "Borrowers"), is made and executed as of December 15, 2000. This Agreement governs the Credit Accommodations described herein. Borrowers understand and agree that: (a) in granting, issuing, renewing, or extending such Credit Accommodations, Lender is relying upon each Borrower's representations, warranties, and agreements set forth in this Agreement and the other Financing Documents; and (b) such Credit Accommodations shall be and remain subject to the following terms and conditions of this Agreement until all Borrowers' Obligations hereunder have been paid and performed in full.

                                   ARTICLE I
                             CERTAIN DEFINED TERMS

     Section 1.1 Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings assigned those terms in the Borrower Agreement. As used herein, the following terms shall have the following meanings unless the context requires otherwise:

     "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means to possess, directly or indirectly, the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Bank is not under any circumstances to be deemed an Affiliate of either Borrower or any of their respective subsidiaries.

     "Agreement" shall mean this Export Loan Agreement, as it may be amended, modified, restated, renewed and extended from time to time, together with all exhibits and schedules attached hereto from time to time. This Agreement is the Loan Agreement, as referred to in the Borrower Agreement.

     "Borrowers" shall mean United States Data Corporation and eMake Corporation, and "Borrower" means either of them, and their respective successors and assigns.

     "Borrower Agreement" shall mean the Borrower Agreement relating to the Loan executed by Borrowers for the benefit of Lender and Ex-Im Bank, in the form prescribed by Ex-Im Bank attached hereto as Exhibit A.

     "Borrower's Obligations" shall mean all loans, advances, debts, expenses, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by Borrowers to Lender, of any kind or nature, present or future, arising in connection with the Loan. Borrowers' Obligations are Loan Facility Obligations, as defined in the Borrower Agreement, and are included in the Indebtedness, as defined in the Security Agreement and the Guaranty.

     "Collateral" shall mean all property and interests in property in and upon which Lender has been granted a Lien, including the Security Interest, as security for the payment and performance of Borrowers' Obligations, including the Collateral identified in Section 6 of the Loan Authorization Notice and all Proceeds thereof. The Collateral is included in the Collateral as defined in the Security Agreement.

     "Commitment" shall mean the commitment of Lender to extend to Borrowers the Loan in accordance with the terms and conditions of this Agreement.

     "Commitment Period" shall be the period commencing on the Effective Date (as defined in the Borrower Agreement) and ending on the Commitment Termination Date.

     "Commitment Termination Date" shall be the Final Disbursement Date for the Loan, unless the Commitment Termination Date is accelerated in accordance with
Section 8.2 of this Agreement.

     "Dollars" and the sign "$" shall mean dollars in lawful money of the United States of America and, in relation to all payments in Dollars hereunder,
(i) same day funds paid through the Regional Clearing House Interbank Payments system, or (ii) immediately available funds paid through the Regional Federal Reserve Bank, or (iii) such other funds as may then be required by the customary procedure of member banks of the Regional Clearing House Association for the settlement of payments.

     "Event of Default" shall have the meaning assigned them in the Section
8.1 of this Agreement.

     "Ex-Im Bank" shall mean the Export-Import Bank of the United States, its successors and assigns.

     "Ex-Im Bank Guarantee" shall mean the Master Guarantee Agreement between Lender and Ex-Im Bank, together with (i) the Super Delegated Authority Letter Agreement between Lender and Ex-Im Bank, (ii) the Affiliate Guarantee Authorization Agreement between Lender and Ex-Im Bank, and (iii) the Loan Authorization Notice.

     "Export-related Collateral" shall mean all Export-related Inventory, Export-related Accounts Receivable, Export-related General Intangibles, and all Proceeds.

     "Financing Documents" shall mean, collectively, this Agreement, the Note, the Security Agreement, the Guaranty, the Borrower Agreement, the Ex-Im Bank Guarantee, the Letter of Credit Application(s), all Letters of Credit issued pursuant hereto, and any other documents, certificates and agreements which are executed and delivered by Borrowers, any Guarantor or any other Person evidencing, securing, guaranteeing or otherwise relating to Borrowers' Obligations. The Financing Documents are the Loan Documents, as defined in the Borrower Agreement, and are included in the Related Documents, as defined in the Security Agreement and the Guaranty.

     "Guarantor" shall mean each of US Data Corporation and eMake Solutions Inc. and "Guarantors" shall mean all of them, collectively.

     "Guaranty" shall mean the guaranty of even date herewith executed and delivered by the Guarantors to Lender guaranteeing the payment and performance of all Borrowers' Obligations.

     "Highest Lawful Rate" shall mean the maximum nonusurious rate of interest permitted to be charged by applicable Federal or Texas law (whichever permits the higher lawful rate) from time to time in effect. To the extent that Texas law determines the Highest Lawful Rate, the Highest Lawful Rate is the weekly rate ceiling as defined in the Texas Finance Code Chapter 303.

     "Lender" mean The Chase Manhattan Bank its successors and assigns.

     "Letter of Credit Application" shall mean an Application and Agreement for Irrevocable Standby Letter of Credit or an Application and Agreement for Irrevocable Commercial Letter of Credit, as the case may be, in such form as is provided by Lender to a Borrower and which is
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executed by such Borrower and delivered to Lender in connection with a request for the issuance of a Standby Letter of Credit or a Commercial Letter of Credit, respectively, pursuant to this Agreement.

     "Loan" means the credit facility described in the Section 2.1. The Loan is the Loan Facility, as defined in the Borrower Agreement.

     "Loan Authorization Notice" shall mean the Loan Authorization Notice executed by Lender and delivered to and acknowledged by Ex-Im Bank setting forth the terms and conditions of the Loan, a copy of which is attached hereto as Exhibit B. The Loan Authorization Notice is the Loan Authorization Notice, as defined in the Borrower Agreement.

     "Maturity Date" shall mean the first Business Day following the Stated Final Disbursement Date; provided, however, that with regard to Letter of Credit Obligations outstanding on the Stated Final Disbursement Date, the Maturity Date for any Disbursement under the Letter(s) of Credit related thereto shall be the first Business Day following the date of such Disbursement.

     "Note" shall mean the promissory note of even date herewith in the original principal amount of Three Million and No/100 Dollars ($3,000,000) executed by Borrowers and payable to Lender evidencing the outstanding principal balance of Disbursements, together with all renewals, extensions, modifications, refinancings and consolidations of and substitutions for such promissory note.

     "Proceeds" or "proceeds" shall mean, when used with respect to any of the Collateral, all products and proceeds, cash and non-cash, within the meaning of the UCC and shall include the proceeds of any and all contracts, letters of credit and insurance policies.

     "Security Agreement" shall mean the commercial security agreement of even date herewith, executed by Borrowers in favor of Lender creating the Security Interest in the Collateral, together with all amendments, modifications and extensions thereof.

     "Security Interest" is the Security Interest, as defined by the Security Agreement.

     "Subordinated Debt" shall mean any and all Borrowers' Obligations to Lender on terms and conditions satisfactorily to Lender.

     "Stated Final Disbursement Date" means the date stipulated as the Final Disbursement Date in Section 10 of the Loan Authorization Notice.

     "Tangible Net Worth" shall mean, as of the date of determination, the tangible net worth of Borrower determined in accordance with GAAP
(i) increased by debt subordinated to the Loan, and (ii) decreased by the following intangible assets: patents, licenses, goodwill, subscription lists, capitalized software, organization expenses, covenants not to compete, investment in and Accounts Receivable and other moneys due from Affiliates (including, without limitation, officers and directors) of Borrower, and all other intangible assets of Borrower.

     "Working Capital" shall mean, as of the date of determination, the amount by which a Borrower's current assets exceed its current liabilities, determined as to classification of items and as to amounts in accordance with GAAP, except that there shall be excluded from current assets (i) all prepaid expenses and
(ii) all amounts due from Affiliates (including, without limitation, officers and directors) of such Borrower.

     Section 1.2 Accounting Terms. All accounting terms used but not defined in this Agreement or the Borrower Agreement shall be construed in accordance and conformity with GAAP applied on a consistent basis. Except as expressly provided herein, terms used herein that are defined in the UCC and are not otherwise defined in this Agreement or the Borrower Agreement shall have the meanings assigned to such terms in the UCC.

     Section 1.3 Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and Exhibit references are to Articles, Sections and Exhibits to this Agreement, unless otherwise specified.

                                   ARTICLE II
                              TERMS AND CONDITIONS

     Section 2.1  Advances and Letters of Credit

     (a) Subject to the provisions of this Agreement, including without limitation the satisfaction of the conditions described in Article III, Lender agrees to establish a Revolving Loan Facility and make and incur Credit Accommodations in support of Export Orders as hereinafter provided, provided the aggregate Credit Accommodation Amount outstanding at any time shall not exceed at such time the lesser of (a) the Export-related Borrowing Base and (b) the Maximum Amount. All Disbursements hereunder shall be made in Dollars.

     (b) Lender agrees to make advances directly to a Borrower or for such Borrower's account during the Commitment Period. A Borrower shall request each advance under the Loan by delivering to Lender a written request therefor, an Export-related Borrowing Base Certificate, a copy of the Export Order(s) against which such Borrower is requesting an advance or, at Lender's discretion, the summaries thereof pursuant to Section 4.3, and such other information and documentation as Lender may require, in accordance with Section 6.10 of this Agreement. Upon receipt of the above described information and documents by Lender, Lender shall make such advance within one Business Days following Lender's determination that all conditions to the making of such advance have been satisfied. Lender shall be under no obligation to make advances based on Export-related Borrowing Base Certificate not issued within five Business Days of the date of each such Borrowers' request. Each advance shall be conclusively deemed to have been made at the request of and for the benefit of the requesting Borrower (a) when credited to any deposit account of such Borrower maintained with Lender, or (b) when advanced in accordance with the instructions of an authorized Person. Lender, at its option, may set a cutoff time, after which all requests for advances under the Loan will be treated as having been requested on the next succeeding Business Day.

     (c) Lender agrees to issue Letters of Credit on behalf of a Borrower or for such Borrower's account from time to time during the Commitment Period. Standby Letters of Credit shall be issued for a borrower's account, for use as bid bonds, performance bonds or payment guarantees, which Standby Letters of Credit can be drawn upon by Buyers only if such Borrower fails to perform its obligations with respect to the relevant Export Order(s). Each Disbursement to fund a drawing under a Letter of Credit shall conclusively be deemed to have been made when advanced in accordance with a draw request or instructions of an authorized Person. Each Letter of Credit will be in form and substance satisfactory to Lender and will be issued by Lender as soon as practicable following (a) Lender's receipt of a completed Letter of Credit Application, an Export-related Borrowing Base Certificate, a copy of the Export Order(s) with respect to which a Borrower is requesting a Letter of Credit, and such other information and documentation as Lender may require, in accordance with Section
6.10 of this Agreement; and (b) Lender's determination that all conditions to issuing such Letter of Credit have been satisfied. Lender shall reserve from the applicable Export-related Borrowing Base an amount equal to at least 100% of the outstanding face amount of each Letter of Credit issued hereunder. In no event shall the expiry date of any Letter of Credit be later than (i) 12 months from the date of issuance of the Letter of Credit or (ii) the Stated Final Disbursement Date. If the Loan is a Revolving Loan Facility (including a Transaction Specific Revolving Loan Facility), Lender shall not be obligated to issue during the last 60 days of the Commitment Period (for this purpose the Commitment Period is deemed to end on the Stated Final Disbursement Date) any Letter of Credit which will expire after the Stated Final Disbursement Date unless Lender agrees in writing to a Renewal of the Loan, or Ex-Im Bank's prior written approval of the issuance of such Letter of Credit is obtained.

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     (d)  The terms and conditions of each Letter of Credit Application delivered by a Borrower and accepted by Lender hereunder, including without limitation terms related to reimbursement of amounts drawn and the payment of fees and interest, are incorporated herein by this reference; provided, however, that (a) no provisions subjecting Lender and such Borrower to arbitration or other dispute resolution provisions contained in any Letter of Credit Application shall be incorporated into this Agreement or applicable to Letters of Credit issued pursuant to this Agreement, and (b) to the extent that there is any conflict between the terms and conditions of any Letter of Credit Application and this Agreement, the terms of this Agreement shall prevail, except for (i) definitions contained in any Letter of Credit Application, and
(ii) if there is any provision contained in any Letter of Credit Application which subjects the Letter of Credit issued pursuant thereto to the UCP, the UCP shall prevail.

     (c) The outstanding principal balance of Disbursements hereunder shall be evidenced by, and shall bear interest and be payable as provided in, the Note:

     Section 2.2         Credit Accommodations.

     (a) The amount of the Credit Accommodations available to be made or incurred hereunder at any particular time from time to time for the benefit of a Borrower shall be equal to the difference between (a) the lesser at such time of (i) the Maximum Amount, or (ii) the Export related Borrowing Base; and (b) the Credit Accommodation Amount at such time. The Export-related Borrowing Base shall be determined in accordance with this Agreement, the Borrower Agreement and the Export-related Borrowing Base Certificate.

          (i) Any Eligible Export-related Account Receivable or Eligible Export-related Inventory included in the Export-related Borrowing Base which subsequently fails to satisfy any of the applicable eligibility criteria shall immediately cease to be included in the Export-related Borrowing Base.

          (ii) Upon the sale, shipment, delivery to and acceptance by Buyer of any Item of Eligible Export-related Inventory, such Item shall cease to be included in the Export-related Borrowing Base as Export-related Inventory; however, the resulting Export-related Account Receivable shall be included in the Export-related Borrowing Base provided that it otherwise satisfies all of the eligibility criteria for Eligible Export-related Accounts Receivable.

     (b)  Notwithstanding anything contained in this Agreement to the contrary;

          (i) Lender shall not undertake any new Credit Accommodation under this Agreement for any Borrower:

          (A)       after the Final Disbursement Date;

          (B)       during the continuance of an Event of Default hereunder;

          (C) if the Credit Accommodation has been or will be used in a manner prohibited by the Borrower Agreement; or

          (D) if no outstanding Export Order(s) exist with respect to such Borrower.

          (ii) No Warranty Letters of Credit shall be issued by Lender under this Agreement without the prior written approval of Lender and Ex-Im Bank; and if such approval is obtained, any Warranty Letter of Credit so approved shall be issued only upon the satisfaction of all conditions to such issuance, including reserves from the Export-Related Borrowing Base, established by Lender and Ex-Im Bank.

     Section 2.3    Payments and Prepayment of Borrowers' Obligations

     (a) Borrowers' Obligations shall be paid (and may be prepaid) in accordance with the provisions of this Agreement, the Borrower Agreement and the Note. Unless sooner due and payable or paid pursuant to the other provisions of this Agreement, the Borrower Agreement and the Note, Borrowers shall pay to Lender in full on the Maturity Date all outstanding Borrowers' Obligations, including, without limitation, the aggregate principal amount of all Disbursements then outstanding and all accrued but unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid. If the Loan is a Revolving Loan Facility, Disbursements made to a Borrower or for such Borrower's account and repaid by Borrower during the Commitment Period shall be available on a continuous basis until the Final Disbursement Date to fund Credit Accommodations made or incurred under the Loan in accordance with the terms of this Agreement and the Borrower Agreement.

     (b) In accordance with the Borrower Agreement, upon demand by Lender, Borrowers shall provide additional Collateral or make additional payment(s) to Lender to ensure that at all times (i) the Export-related Borrowing Base equals or exceeds the Credit Accommodation Amount; and (ii) if the Loan is a Revolving Loan Facility (other than a Transaction Specific Revolving Loan Facility), the outstanding principal balance of the Credit Accommodations that is supported by Export-Related Inventory does not exceed 60% of the sum of (y) the outstanding principal balance of the Disbursement(s), and (z) the undrawn face amount of all outstanding Commercial Letters of Credit hereunder.

     (c) All payments made by or received from a Borrower or for such Borrower's account in respect of Borrowers' Obligations (including prepayments by a Borrower and Proceeds received by Lender) shall be applied by Lender first to the payment of accrued and unpaid interest, second to the payment of the principal amount of Borrowers' Obligations, and third to any unpaid costs, fees and expenses due under this Agreement and the other Financing Documents.

     Section 2.4 Reliance by Lender on Communications and Authorizations from Borrowers. In making or incurring any Credit Accommodation pursuant to this Agreement and the other Financing Documents, Lender shall be authorized to rely on any Export-related Borrowing Base Certificate, Letter of Credit Application, or other information, documentation, notice or communication which appears to have been executed and delivered by any of the authorized representatives of a Borrower who are designated in the general certificate delivered by such Borrower to Lender. In the event that the Person(s) authorized to execute and deliver such documents or to take action hereunder on behalf of a Borrower become(s) unavailable or unable to do so, such Borrower promptly shall appoint one or more successor representative(s) and shall furnish Lender with a certificate satisfactory to Lender which shall contain a copy of the resolutions or other actions taken by such Borrower to authorize such appointment(s) and the specimen signature of each Person so appointed to act on behalf of such Borrower pursuant to this Agreement.

     Section 2.5 Past Due Amounts. Each amount due to Lender in connection with the Loan Documents will bear interest from its due date until paid at the Highest Lawful Rate unless the applicable Loan Document provides otherwise.

                                  ARTICLE III
                      CONDITIONS PRECEDENT AND SUBSEQUENT

     Section 3.1 Conditions to Credit Accommodation. The obligation of Lender to make or incur any Credit Accommodation in each case is subject to satisfaction of the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to Lender:


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     (a) Lender shall have received evidence that this Agreement and all other
Financing Documents have been duly authorized, executed, and delivered by the parties thereto and shall be and remain valid and enforceable.

     (b) To the extent not previously received by Lender, Lender shall have received a general certificate of the Secretary of each Borrower, dated no later than the date of the execution and delivery of this Agreement, certifying
(i) that attached thereto is a true, complete and correct copy of the Certificate of Incorporation of such Borrower as in effect on the date of such certification and a true, complete and correct copy of the By-laws of such Borrower, (ii) that attached thereto is a true, complete and correct copy of resolutions adopted by the directors of such Borrower authorizing the execution and delivery of this Agreement and each of the other Financing Documents and authorizing Borrower to incur Borrower's Obligations and to perform all other covenants and agreements of such Borrower contained in this Agreement and in the other Financing Documents, and (iii) as to the incumbency and specimen signature of each officer of such Borrower who is authorized to execute and deliver this Agreement, all Export-related Borrowing Base Certificates and Letter of Credit Applications to be delivered pursuant hereto, and any other Financing Documents and other instruments, certificates and documents to be executed and delivered by such Borrower hereunder.

     (c) Lender shall have received satisfactory evidence that the insurance which Borrowers are required to maintain pursuant to this Agreement is in full force and effect.

     (d) Borrowers shall have paid all of the fees, costs and expenses which are due and payable under this Agreement and any other Financing Document.

     (e) Ex-Im Bank shall have acknowledged receipt of the Loan Authorization Notice to Lender to effect the coverage of Borrowers' Obligations under the Ex-Im Bank Guarantee.

     (f) All conditions set forth in the Loan Authorization Notice that were to be satisfied as of the date of Lender's making or incurring the requested Credit Accommodation shall have been satisfied, and Lender otherwise shall be permitted under the Ex-Im Bank Guarantee to make and incur Credit
Accommodations hereunder.

     (g) All legal matters incident to the Loan and all documents necessary in the opinion of Lender to the making or incurring of Credit Accommodations shall be satisfactory in all respects to counsel for Lender.

     (h) All Liens, including the Security Interest, in and upon the Collateral shall have been duly authorized, created and perfected, (i) with first priority, with respect to the Collateral described in Section 6(A) of the Loan Authorization Notice, and (ii) with the priorities set forth in Sections 6(E) and (F) of the Loan Authorization Notice with respect to other Collateral, in each case subject only to Permitted Liens, and shall be valid and enforceable.

     (i) Lender, at its option and for its sole benefit, shall have conducted an audit of each Borrower's Export-related Collateral, books, records, and operations, and Lender shall be satisfied as to their condition.

     (j) Lender shall have received a completed and executed Export-related Borrowing Base Certificate and any other information and documentation that Lender may require, in accordance with the Subsection titled "Export-related Borrowing Base Certificates."

     (k) (i) Borrowers shall have complied with, and shall then be in compliance with, all the terms, covenants, and conditions of this Agreement, the Borrower Agreement, and all other Financing Documents which are binding upon it, (ii) there shall exist no Event of Default under this Agreement, and
(iii) all representations and warranties of Borrowers contained in this Agreement and all other Financing Documents shall be true and correct.

     (l) Borrowers shall have complied with, and shall then be in compliance with, all the terms, covenants, and conditions of any other agreement now existing or hereafter arising between Lender and Borrowers, and there shall exist no default or event of default thereunder.

     (m) Borrowers shall have complied with applicable laws, and regulations in each instance in which Borrowers shall have generated, handled, used, stored or disposed of any hazardous or toxic waste or substance, on or off its premises (whether or not owned by Borrowers). Borrowers shall have no material contingent liability for non-compliance with environmental or hazardous waste laws. Borrowers shall have not received any notice that it or any of its property or operations does not comply with, or that any governmental authority is investigating its compliance with any environmental or hazardous waste laws.

     Section 3.2 Condition Subsequent. The obligation of Lender to make or incur any Credit Accommodation hereunder is conditioned upon Lender's receipt (at Borrower's expense) of a post closing lien search confirming that all UCC financing statements and other documents necessary to perfect the Liens in the Collateral in favor of Lender in the priorities required hereunder have been filed among all appropriate records.

                                   ARTICLE IV
                                    SECURITY

     Section 4.1 Collateral. To secure payment and performance of all Borrower's Obligations, Borrowers shall grant to Lender valid, enforceable and duly perfected Liens, including the Security Interest on all Collateral. The Liens shall be of first priority with respect to the Collateral described in
Section 6(A) of the Loan Authorization Notice, and the Liens shall have the priorities set forth in Sections 6(E) and (F) of the Loan Authorization Notice with respect to the other Collateral, in each case subject only to Permitted Liens. Borrowers agree that Lender shall have in respect of all Collateral that is subject to the UCC all of the rights and remedies of a secured party under the UCC in all states in which any portion of the Collateral may be located, as well as those provided in this Agreement. In the event Lender has extended or extends a loan or other credit accommodation to Borrowers in addition to the Loan and receives a Lien on any assets or property, the Lien on such assets and property shall also secure Borrowers' Obligations, and Borrowers agree to execute such documents and instruments as Lender requires to extend such security to Borrower's Obligations.

     Section 4.2 Perfection of Security Interests. Borrowers agree to execute such financing statements and other documents and to take whatever other actions are requested by Lender to perfect and continue Lender's Liens upon the Collateral. Each Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any financing statements and other documents necessary to perfect or to continue its Liens. Lender may at any time and without further authorization from such Borrower, file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement. Borrowers will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender's Liens upon the Collateral. Each Borrower will promptly notify Lender of any change in such Borrower's name including any change to the assumed business names of such Borrower. Each Borrower also will promptly notify Lender of any change in such Borrower's social security number or employer identification number. Lender's Security Interest in any Export-related Accounts Receivable shall be further perfected by the respective Borrower's execution and delivery to Lender of any instruments, the giving of any notices and the taking of any additional steps that may be required under foreign law in order to ensure the effectiveness of the assignment of such Export-related Accounts Receivable against the Buyer.

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     Section 4.3    Collateral Records and Reports. Each Borrower does now, and at all times hereafter shall keep correct and accurate books and records of the Collateral, all of which books and records shall be available to Lender or Lender's representative upon demand for inspection and copying at any reasonable time. In this connection, each Borrower acknowledges that Lender is required by Ex-Im Bank to perform (or contract to perform) a field examination of such Borrower and the Collateral in accordance with Lender's customary procedures but in no event less than every six months. Such field examination shall include without limitation an inspection and valuation of Inventory and Other Assets, a book audit of Accounts Receivable and a review of the Accounts Receivable aging report. For Revolving Loan Facilities, if Lender elects in its sole discretion to make Credit Accommodations based upon summaries of Export Orders, than at least once each quarter, Lender shall review a sampling selected by Lender of those Export Orders representing at least 10% of the aggregate Dollar volume of Export Orders and 10% of the number of Export Orders supporting Credit Accommodations made or incurred during the past quarter. Specifically with respect to Export-related Collateral, each Borrower agrees to keep and maintain such books and records as Lender may require, including, without limitation, information concerning the eligibility of Export-related Collateral for Export-related Borrowing Base purposes, Export-related Accounts Receivable balances and number of days outstanding, descriptions and itemizations of the kind, type, quality, and quantity of Export-related Inventory, Inventory costs and selling prices, and records of daily withdrawals and additions to Export-related Inventory. Each Borrower shall submit to Lender in writing from time to time upon Lender's request and in any event no later than the 30th day of each month (a) an Inventory schedule for the immediately preceding month, which schedule shall include the location of each Item of Inventory, (b) an Accounts Receivable aging report for the immediately preceding month, which report shall include the customer name, Dollar amount due and number of days outstanding for each Export-related Account Receivable,
(c) information concerning the status of completion of Export Orders, and (d) such other information, reports, contracts, invoices and other data relating to the Collateral as Lender may request.

     Section 4.4    Payments under Letters of Credit in favor of Borrowers

     (a) Each Borrower shall require that each commercial letter of credit issued for its benefit for the account of a Buyer with respect to any Export-related Account Receivable or Export-related Inventory shall provide that all payments of drawings thereunder shall be paid for the account of such Borrower directly to such Borrowers account with Lender (US Data No. 08805166947 and eMake No. 08806253784), or alternatively, that payment shall be made only to Lender's account.

     Section 4.5 Assignment of Foreign Credit Insurance Policy Proceeds and Buyer/Supplier Financing. Each Borrower shall, simultaneously with the execution of this Agreement and as and when such policies are put into effect or financing is obtained by such Borrower for the benefit of any Buyer, at any time prior to the payment and performance in full of Borrowers' Obligations, assign to Lender the proceeds of all foreign credit insurance policies maintained by such Borrower and any financing obtained by such Borrower for the benefit of any Buyer, including, without limitation, any financing the repayment of which is guaranteed or insured by Ex-Im Bank, such assignment to provide for payment to be made directly into such Borrower's account with Lender or to Lender.

     Section 4.6 Loss of Collateral. Lender shall not be liable for the loss of any Collateral in its possession, nor shall such loss diminish Borrowers' Obligations.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants the following to Lender and Ex-Im Bank, as of the Effective Date, as of the date each Credit Accommodation is made or incurred hereunder, as of the date of any Renewal, extension or modification of the Loan, and at all times any of Borrowers' Obligations are outstanding, and it is the affirmative obligation of such Borrower to notify Lender in writing promptly, but in any event within five (5) Business Days, of any occurrence, circumstance or fact which would affect its ability to make the representations and warranties contained herein:

     Section 5.1 Organization and Authority. Each Borrower is a C corporation, duly organized, validly existing, and in good standing under the laws of the state of Delaware and is duly qualified and in good standing in all other states in which such Borrower is doing business. Each Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Each Borrower has not been suspended or debarred from doing business with the United States government. The execution, delivery, and performance of this Agreement and all other Financing Documents to which each Borrower is a party have been duly authorized by all necessary action by such Borrower, do not require the consent or approval of any other Person; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its certificate of incorporation bylaws, or any other agreement or instrument binding upon such Borrower, or (b) any law, governmental regulation, court decree, or order applicable to such Borrower. Each Borrower has all requisite power and authority to execute and deliver this Agreement and all other Financing Documents to which such Borrower is a party.

     Section 5.2 Financial Condition. Each financial statement of such Borrower supplied to Lender fairly presents financial condition of such Borrower as of the date of the statement, and there has been no change in such Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender, which has had or could reasonably be expected to have a Material Adverse Effect. Such Borrower has no material contingent obligations required to be disclosed by GAAP except as disclosed in such financial statements.

     Section 5.3 Legal Effect. This Agreement and all other Financing Documents to which each Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

     Section 5.4 Properties. Each Borrower is the sole owner of, and has good title to, all of such Borrower's properties free and clear of all security interests except for liens and security interests in favor of Lender, and has not executed any security documents or financing statements relating to such properties. Title to all of such Borrower's properties are in such Borrower's legal name, and such Borrower has not used, or filed a UCC financing statement under, any other name for at least the last six (6) years. Each Borrower and each Subsidiary of such Borrower possesses all permits, licenses, patents, trademarks, and copyrights required to conduct its business. All material easements, rights-of-way and other rights necessary to maintain and operate such Borrower's property have been obtained and are in full force and effect.

     Section 5.5 Compliance. Except as disclosed to and acknowledged by Lender in writing, (a) each Borrower is conducting such Borrower's businesses in material compliance with all applicable federal, state and local laws, statutes, ordinances, rules, regulations, orders, determinations and court decisions, including, without limitation, those pertaining to health or environmental matters, and (b) each Borrower otherwise does not have any contingent liability in connection with the release into the environment, disposal or the improper storage of any toxic or hazardous substance or solid waste which has had or could reasonably be expected to have a Material Adverse Effect.

     Section 5.6 Licenses. All necessary licenses, permits and authorizations required for the exporting of the Export-related Inventory have been or will be timely obtained by each Borrower, and to the best of such Borrower's knowledge, all required necessary licenses, permits and authorizations have been or will be timely obtained by each importer.

     Section 5.7 Performance. Each Borrower has an operating history of at least one year. Such Borrower has sufficient financial resources with which to perform its Export Orders and to pay any costs of completing its Export Orders which are not paid from the proceeds of the Loan.

     Section 5.8 Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against such Borrower is pending or threatened, and no other event has occurred which has had or could reasonably be expected to have a Material Adverse Effect other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

     Section 5.9 Taxes. All tax returns and reports of such Borrower that are or were required to be filed have been filed in a timely manner, and all taxes, assessments and other governmental charges have been paid in full, except those that have been disclosed in writing to Lender which are presently being or to be contested by such Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

     Section 5.10 Lien Priority. Unless otherwise previously disclosed to and approved by Lender in writing, such Borrower has not entered into any security agreements, granted a Lien or permitted the filing or attachment of any Lien (other than Permitted Liens) on or affecting any of the Collateral, except in favor of Lender.

     Section 5.11 Employee Benefit Plans. Each employee benefit plan as to which such Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (a) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (b) such Borrower has not withdrawn from any such plan or initiated steps to do so, (c) no steps have been taken to terminate any such plan, and (d) there are no unfunded liabilities other than those previously disclosed to Lender in writing.

     Section 5.12 Location of Borrower's Offices and Records. Such Borrower's place of business, or such Borrower's chief executive office if Borrower has more than one place of business, is located at the address for notices to such Borrower set forth in the Subsection titled "Notices". Unless such Borrower has notified Lender and Lender has acknowledged in writing to the contrary, said address is also the location of such Borrower's books and records concerning the Collateral.

     Section 5.13 Export-related Accounts Receivable.

     (a) All Export-related Accounts Receivable represented by such Borrower to constitute Eligible Export-related Accounts Receivable satisfy all relevant eligibility criteria.

     (b) All Export-related Receivables information contained in Export-related Borrowing Base Certificates and related reports delivered to Lender will be true and correct, subject to immaterial variance.

     (c) Lender shall have the right at any time during normal business hours and at such Borrower's expense to confirm with Buyers the accuracy of such Export-related Accounts Receivable information.

     Section 5.15 Guarantors. US Data Corporation owns 100% of the voting share capital of US Data. US Data Corporation owns 55% of the voting share capital of eMake. The Guarantors are the only Persons, other than venture capital companies, owning or otherwise controlling more than 20% of the voting share capital of eMake, or having the power to direct Borrower's policies and/or management whether by contract or otherwise.

     Section 5.16 Information. All information heretofore or contemporaneously herewith furnished by each Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of such Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading. Such Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in extending the Loan to Borrowers. Each Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect as long as any of Borrowers' Obligations remain outstanding.

                                   ARTICLE VI
                             AFFIRMATIVE COVENANTS

     Each Borrower covenants and agrees with Lender that, while this Agreement is in effect and until all of Borrowers' Obligations are fully paid and performed, such Borrower shall:

     Section 6.1 Additional Liabilities. Promptly, but in any event within five
(5) Business Days, inform Lender in writing (a) in the event any litigation, claim, investigation, administrative proceeding or similar action affecting such Borrower or any Guarantor which could reasonably be expected to have a Material Adverse Effect is filed or threatened against such Borrower or any Guarantor, and (b) of the creation, occurrence or assumption by such Borrower of any actual or contingent liabilities not permitted under this Agreement.

     Section 6.2 Financial Records. Maintain or cause to be maintained books and records in accordance with GAAP, and permit Lender and Ex-Im Bank or their representatives to examine, review, audit and make and take away copies or reproductions of such Borrower's books and records at all reasonable times. If any books and records, including, without limitation, computer generated records and computer software programs for the generation of such records, now or hereafter are maintained in the possession of a third party, such Borrower, upon request of Lender, shall instruct such party to permit Lender and Ex-Im Bank or their representatives free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at such Borrower's expense.

     Section 6.3 Reporting Requirements. Furnish to Lender:

     (a) As soon as available and in any event not later than 30 days after the end of each month the unaudited financial statements of each Borrower, as of the end of such month and the related unaudited statements of income, members' equity and cash flows for the period commencing at the end of the previous year and ending with the end of such month and the corresponding figures as at the end of, and for, the corresponding period in the preceding fiscal year, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by an authorized financial officer of such Borrower as having been prepared in accordance with GAAP.

     (b) As soon as available and in any event not later than 90 days after the end of each fiscal year of such Borrower, a copy of the audited annual financial statement for such year for such Borrower, including therein audited balance sheets of such Borrower as of the end of such fiscal year and the related statements of income, members' equity and cash flows for such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, in each case audited and certified by a firm of independent certified public accountants of recognized standing acceptable to Lender and including any management letters delivered by such accounting firm to such Borrower in connection with such audit together with a certificate of such accounting firm to Lender stating that, in the course of the regular review of the business of such Borrower which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm, an Event of Default has occurred and is continuing, a statement as to the nature thereof;

     (c) Within 30 days after filing with the Internal Revenue Service and in any event not later than May 15 of each year, copies of each Borrower's corporate income tax return and each Guarantor's signed federal income tax returns for the prior year; and

     (d) To the extent not hereinabove described, the financial statements of such Borrower and each Guarantor deliverable pursuant to the Loan Authorization Notice by the dates set forth therein.

     Section 6.4    Taxes, Charges and Liens.

     (a) Pay and discharge when due and prior to the date on which penalties would attach, all of each Borrower's indebtedness and obligations, including, without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon such Borrower or its properties, income, or profits, and all lawful claims that, if unpaid, might become a lien or charge upon any of such Borrower's properties, income, or profits; provided, however, Borrowers will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate proceedings, and (ii) Borrowers shall have established or caused to have been established adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

     (b) Each Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against such Borrower's properties, income, or profits.

     Section 6.5 Additional Information. Furnish to Lender such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, financial information on principal suppliers of each Borrower, and other reports with respect to such Borrower's financial condition and business operations as Lender may request from time to time, including, without limitation, reports with respect to such Borrower's accounts payable within 30 days after the end of each calendar month.

     Section 6.6 Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to such Borrower's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. If such Borrower fails to provide any required insurance or fails to continue such insurance in force, Lender may, but shall not be required to, obtain such insurance at such Borrower's expense, and the cost of such insurance will be added to Borrowers' Obligations. Each Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form and substance satisfactory to Lender, including stipulations that coverages will not be canceled or changed without at least 10 days' prior written notice to Lender. In connection with all policies covering any of the Collateral, each Borrower will provide Lender with such loss payable or other endorsements as Lender may require; and each such policy in any event shall contain a standard non-contributing, non-reporting mortgagee or loss payee clause naming Lender as mortgagee and loss payee. Each liability insurance policy shall name Lender as additional insured. At Lender's request each Borrower shall furnish to Lender from time to time reports on each existing insurance policy including, without limitation, the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; (f) the expiration date of the policy; and (g) such additional information as Lender may request.

     Section 6.7 Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between such Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

     Section 6.8 Performance. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the other Financing Documents and in all Export Orders (including, without limitation, the delivery of the goods required thereby free and clear of defects and prior to the deadline specified therein) in a timely manner, and promptly notify Lender (including, without limitation, providing such notice of events as is required pursuant to the Borrower Agreement) of the occurrence of any event which constitutes or may constitute an Event of Default under this Agreement or a default under any of the other Financing Documents or Export Orders. Such Borrower shall, as soon as possible, take all actions necessary to entitle such Borrower to receive any payments due under all Export Orders, including, without limitation, the timely drawing of drafts under any letters of credit issued for the benefit of such Borrower in connection therewith and the timely presentation of any claims under any insurance policy issued by, or financing guaranteed by, Ex-Im Bank or any other insurer or guarantor.

     Section 6.9 Operations. Conduct its business affairs in a reasonable and prudent manner and in material compliance with all applicable federal, state, municipal, and foreign laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans with Disabilities Act, all applicable environmental statutes, rules, regulations and ordinances and with all minimum funding standards and other requirements of ERISA and other laws applicable to such Borrower's employee benefit plans.

     Section 6.10 Export-Related Borrowing Base Certificates. In addition to deliveries at the time each request for a Credit Accommodation is made by such Borrower (if required by Lender) or as otherwise required by Lender and Ex-Im Bank, and so long as there are any Credit Accommodations outstanding under the Loan, deliver to Lender no later than the 20th day of each calendar month an Exported-Related Borrowing Base Certificate, along with such supporting documentation as Lender may request. Without limiting the generality of the foregoing, each Export-Related Borrowing Base Certificate shall include or be accompanied by (a) in the event such Borrower is requesting Credit Accommodations, a copy of the Export Order(s) (or, for Revolving Loan Facilities, if permitted in writing by Lender, a written summary of the Export Orders) and related invoice(s) against which such Borrower is requesting Credit Accommodations, and copies of all other documentation pursuant to which the Buyer's obligations in respect of the Export Order(s) are evidenced, secured or guaranteed, and (b) in all cases, an Accounts Receivable aging report and Inventory schedule as described in the Subsection titled "Collateral Records and Reports," reconciled directly to such Borrower's month-end Accounts Receivable report, its month-end Inventory schedule, and its general ledger, adjusted for intra-month sales, receipts, credits and other adjustments.

     Section 6.11 Additional Assurances. Execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, to Lender and Ex-Im Bank such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or Ex-Im Bank may reasonably request to evidence and secure the Loan, to perfect the Liens or otherwise facilitate the performance of this Agreement and any of the other Financing Documents.

     Section 6.12 Compliance Certificate. Unless waived in writing by Lender, provide Lender within 30 days after the end of each month with a certificate substantially in the form of Exhibit C hereto, executed by such Borrower's chief financial officer or other officer or person acceptable to Lender (a) certifying that the representations and warranties set forth in this Agreement and the other Financing Documents are true and correct as of the date of the certificate and that, as of the date of the certificate, no Event of Default exists under this Agreement, and (b) demonstrating compliance with all financial covenants and ratios set forth in this Agreement.


                                  ARTICLE VII
                               NEGATIVE COVENANTS

     Section 7.1 Financial Covenants. The Borrowers covenant and agree with Lender that while this Agreement is in effect and until all Borrowers' Obligations are fully paid and performed, each Borrower shall not, without the prior written consent of Lender and, to the extent required, Ex-Im Bank:

          (a) Permit its Tangible Net Worth as of the last day of each fiscal quarter to be in an amount less than [$(200,000)]; and

          (b) (i) For the period commencing on October 1, 2000 and ending on December 31, 2000, permit its EBITDA to be less than minus $5,000,000; (ii) For the period commencing on January 1, 2001 and ending on March 31, 2001, permit its EBITDA to be less than $400,000; (iii) For the period commencing on April 1, 2001 and ending on June 30, 2001, permit its EBITDA to be less than $500,000; (iv) For the period commencing on July 1, 2001 and ending on September 30, 2001, permit its EBITDA to be less than $500,000.

     Section 7.2 Maintain Basic Business. Engage in any business activities substantially different than those in which such Borrower is presently engaged.

     Section 7.3 Continuity of Operations. Cease operations, liquidate, dissolve or merge or consolidate with or into any other entity or make any material change in its corporate structure or identity, or enter into any agreement to do any of the following.

     Section 7.4 Indebtedness. Create, incur or assume additional indebtedness for borrowed money, including capital leases, or guarantee any indebtedness owing by others, other than (a) current unsecured trade debt incurred in the ordinary course of business, (b) indebtedness owing to Lender, (c) borrowings outstanding as of the Effective Date and disclosed to Lender in writing, and (d) any borrowings otherwise approved by Lender in writing.

     Section 7.5 Transfer of Assets and Liens. Transfer, sell or otherwise dispose of any of such Borrower's assets other than in the ordinary course of business, or mortgage, assign, pledge, or grant a security interest in or otherwise encumber such Borrower's assets.

     Section 7.6 Change in Management. Permit a change in the senior executive or management personnel of such Borrower.

     Section 7.7 Transfer of Ownership. Permit the sale, pledge or other transfer of any ownership interest in such Borrower.

     Section 7.8 Other Corporate Change: (a) liquidate and dissolve, (b) sell or dispose of any interest in any of its subsidiaries, or permit any of its subsidiaries to issue additional equity other than to such Borrower, or (c) be a party to any merger or consolidation.

     Section 7.9 Investments and Loans. Make any substantial investment in or loan to, or purchase, create, form or acquire any substantial interest in, any other Person or enterprise including, without limitation, any Affiliate (including, without limitation, an officer or director) of such Borrower other than loans to Affiliates outstanding as of the Effective Date and disclosed to and acknowledged by Lender in writing.

     Section 7.10 Dividends. Pay any dividends of such Borrower's capital stock or purchase, redeem, retire or otherwise acquire any of Borrower's capital stock or alter or amend such Borrower's capital structure; provided, however, if such Borrower is and becomes a Subchapter S corporation, such Borrower may make distributions to each of its shareholders equal to each shareholder's additional federal and state income tax liability attributable to such shareholder's ownership of capital stock in such Borrower.

     Section 7.11 Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (including, without limitation, any officer or director) of such Borrower, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms no less favorable than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Borrower.

     Section 5.11 Use of Proceeds. Use any Loan proceeds for (i) the purchasing of fixed assets, (ii) capital expenditures or, (iii) the purchasing or carrying of "margin stock" as defined in Regulation U issued by the Board of Governors of the Federal Reserve System.

                                  ARTICLE VIII
                                    REMEDIES

     Section 8.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

     (a) Failure of Borrowers to make any payment within five (5) days after the date when due on any of Borrowers' Obligations, including, without limitation, any mandatory prepayments of Borrowers' Obligations from the Proceeds of or comprising Export-related Accounts Receivable and Export-related Inventory;

     (b) Failure of any Borrower or Guarantor to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement, the Note, the Borrower Agreement or in any of the other Financing Documents, and such failure remains uncured or uncorrected for a period of five
(5) days;

     (c) Failure of any Borrower or Guarantor to pay when due any amount payable to Lender under any other loan or credit accommodation to such Borrower or Guarantor;

     (d) The occurrence of any default or event of default under any other agreement now existing or hereafter arising between Lender and any Borrower or Guarantor;

     (e) Any warranty, representation or statement made in or furnished to Lender under this Agreement or the other Financing Documents is false or misleading in any material respect when made or furnished, or becomes false or misleading at any time thereafter;

     (f) The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by any Borrower or Guarantor to any third party under any agreement or undertaking, or any such indebtedness shall not be paid as and when due;

     (g) Any Borrower or Guarantor (i) applies for, consents to or suffers the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of such Borrower or Guarantor, or of all or a substantial part of such Borrower's or Guarantor's property or calls a meeting of such Borrower's or Guarantor's creditors, (ii) admits in writing such Borrower's or Guarantor's inability, or is generally unable, to pay such Borrower's or Guarantor's debts as they become due or ceases operations of such Borrower's or Guarantor's present business, (iii) makes a general assignment for the benefit of creditors, (iv) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) is adjudicated as bankrupt or insolvent, (vi) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesces to, or fails to have dismissed within 30 days, any petition filed against it in any involuntary case under such bankruptcy laws, (viii) is the subject of any proceeding for the liquidation of its assets or dissolution, or (ix) takes any action for the purpose of effecting any of the foregoing.

     (h) Any change in ownership of 25% or more of the capital stock of either Borrower, or either Borrower becomes the subject of any merger or consolidation.

     (i) Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of a Borrower or Guarantor, or by any governmental agency; or the issuance of any levy, assessment, attachment, seizure or Lien, other than a Permitted Lien, against any of the Collateral which is not stayed or lifted within 15 days.

     (j) The occurrence of any event of default under the Ex-Im Bank Guarantee or the Ex-Im Bank Guarantee ceases to be in effect for any reason whatsoever without Lender's prior written consent, including, without limitation, Borrowers failure to pay all fees due Ex-Im Bank.

     (k) Any material delay occurs in any Borrower's performance of its obligations under any Export Order, unless such delay is due to force majeure and such Borrower is able to satisfy Lender that the delay will not cause a default under the applicable Export Order or diminish the Buyer's payment obligations thereunder; or a material adverse change occurs in the financial condition of any supplier to such Borrower.

     (l) An event occurs which has had or could reasonably be expected to have a Material Adverse Effect.

     (m) Any Lien in any of the Collateral granted or intended by the Financing Documents to be granted to Lender ceases to be a valid, enforceable, perfected, first priority Lien (or a lesser priority if expressly permitted pursuant to Section 6 of the Loan Authorization Notice) subject only to Permitted Liens.

     (n) Any material provision of any Financing Document for any reason ceases to be valid, binding and enforceable in accordance with its terms.

     (o) Any litigation is filed against any Borrower or Guarantor which has had or could reasonably be expected to have a Material Adverse Effect and such litigation is not withdrawn or dismissed within 30 days of the filing thereof.

     Section 8.2 Effect of an Event of Default. If any Event of Default shall occur, and unless such Event of Default shall be cured to the satisfaction of Lender and Ex-Im Bank, Lender may, at its option, without further notice or demand, (a) accelerate the Commitment Termination Date, whereupon the Commitment shall terminate as of the accelerated Commitment Termination Date; (b) terminate all other commitments and obligations of Lender to make loans or other credit accommodations to Borrowers, if any; (c) declare the Loan and any other indebtedness of Borrowers (contingent or otherwise) to Lender immediately due and payable; (d) refuse to make or incur any additional Credit Accommodations under this Agreement or the Note; (e) assemble, sell, lease, buy, transfer or otherwise dispose of the Collateral or the Proceeds thereof; and (f) exercise all the rights and remedies provided in this Agreement, the Note or in any of the other Financing Documents or available at law, in equity, or otherwise; provided, however, that if any Event of Default of the type described in the Subsection 8.1(g) shall occur, the Loan and any other indebtedness of Borrowers to Lender shall automatically become fully due and payable, without any notice, demand or action by Lender. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of any Borrower or Guarantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

                                   ARTICLE IX
                                 MISCELLANEOUS

     Section 9.1 Amendments. This Agreement, together with the other Financing Documents, constitute the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. This Agreement and the other Financing Documents supersede all existing agreements, oral or written, previously entered into between Borrowers and Lender with respect to the Loan unless Borrowers and Lender agree in writing to the contrary.

     Section 9.2 Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

     Section 9.3 Consent to Loan Participation. Borrowers agree and consent to Lender's sale or transfer, at Lender's sole discretion, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, potential purchasers, or affiliates of Lender, any information or knowledge Lender may have about Borrowers or about any other matter relating to the Loan, and Borrowers hereby waive any rights to privacy it may have with respect to such matters. Borrowers additionally waive any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests.

     Section 9.4 Notices. All communications and notices required to be given under this Agreement shall be hand delivered or sent by nationally recognized overnight courier or United States mail, certified or registered, postage prepaid, addressed to the party to whom the notice is to be given at the address shown below. All such communications and notices shall be effective upon delivery. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, notice to any Borrower will constitute notice to all Borrowers:

          if to US Data:
          2435 North Central Expressway
          Richardson, Texas 75080
          ATTN: Mr. Jennifer Dooley

          if to eMake:
          2435 North Central Expressway
          Richardson, Texas 75080
          ATTN: Mr. Jennifer Dooley

          if to Lender:
          The Chase Manhattan Bank
          2200 Ross Avenue
          Dallas, Texas 75201
          ATTN: Ms. Mae Reeves
  with copy to:
  Bracewell & Patterson, L.L.P.
  2000 K Street, N.W., Suite 500
  Washington, D.C. 20006-1872
  ATTN: Stephen F. Hogwood

  if to Ex-Im Bank:

  Export-Import Bank of the United States
  811 Vermont Avenue, N.W.
  Washington, D.C. 20571
  ATTN: Vice President, Business Credit Division

     Section 9.5    Survival.   All covenants, agreements, representations and
warranties of Borrowers and any Guarantor made herein and in the other Financing Documents and in the certificates, instruments and other documents delivered pursuant hereto or thereto shall survive the making or incurring of Credit Accommodations hereunder, and shall continue in full force and effect until all of Borrowers' Obligations have been paid and performed in full.

     Section 9.6    Successor and Assigns.   Whenever in this Agreement any of
the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of Borrower which are contained in this Agreement or in the other Financing Documents shall inure to the benefit of the successors and assigns of Lender and Ex-Im Bank, which is a third-party beneficiary of this Agreement and each of the other Financing Documents to which it is not a direct party. Borrowers may not assign any interest that it may have under this Agreement, including, without limitation, the right to receive the benefit of the Loan to be extended hereunder, without the prior written consent of Lender and Ex-Im Bank. Any assignment made or attempted by Borrowers without the prior written consent of Lender and Ex-Im Bank shall be void and of no effect. No consent by Lender and Ex-Im Bank to an assignment by any Borrower shall release such Borrower as the party primarily obligated and liable under the terms of this Agreement unless such Borrower shall be released specifically by Lender and Ex-Im Bank in writing. No consent by Lender and Ex-Im Bank to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender and Ex-Im Bank with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment. Lender may assign its interest in any or all of the Financing Documents to any Person, including Ex-Im Bank, without the consent of or notice to Borrowers, any Guarantor, or any other Person, upon such terms as Lender in its sole discretion deems appropriate.

     Section 9.7    Payment of Fees and Expenses.   At Lender's discretion,
Borrowers will pay all out-of-pocket expenses, including, without limitation, the fees and disbursements of legal counsel employed by Lender, incurred by Lender in connection with (a) the preparation and negotiation of this Agreement and the other Financing Documents, (b) the making or incurring of Credit Accommodations by Lender, (c) the protection of the Collateral and any other security for the repayment of Borrowers' Obligations, and (d) the enforcement and protection of the rights of Lender in connection with this Agreement or any of the other Financing Documents. Prior to Lender's making or incurring any Credit Accommodations hereunder, Borrowers shall pay to Lender, in consideration for the establishment of the Commitment and as an additional condition precedent to the making or incurring of Credit Accommodations, the Ex-Im Bank facility fee determined in accordance with the Loan Authorization Notice and all other fees and expenses due Lender.

         Without limiting the generality of the foregoing, Borrowers shall pay or cause to be paid to the Lender the following fees:

(i) a facility fee in the amount of $37,500, payable on the Effective Date and at each renewal hereof; and

(ii) a fee for the issuance of each Letter of Credit under this Agreement which shall be the greater of (a) one and one half of one percent (1.5%) per annum, calculated on the face amount of such Letter of Credit, or (b) $1,000, together with all of Lender's out-of-pocket expenses related to the issuance of each such Letter of Credit, payable upon submission of each such Letter of Credit Application.

     Section 9.8    Applicable Law; Jurisdiction; Consent to Service of
Process.    Except as hereinafter expressly provided, this Agreement is governed by and shall be construed in accordance with the laws of the State of Texas; provided, however, that Chapter 346 of the Texas Finance Code, which regulates certain revolving credit loan accounts, shall not apply to the transactions contemplated by this Agreement and the Note executed in connection herewith. The Ex-Im Bank Guarantee is governed by New York law. Accordingly, notwithstanding any provision to the contrary contained herein or in any of the other Financing Documents, to the extent, but only to the extent, necessary to assure full satisfaction of and compliance with all terms and conditions of Ex-Im Bank's guaranty of Borrower's Obligations under the Ex-Im Bank Guarantee and to preserve Lender's rights thereunder, this Agreement and each of the other Financing Documents shall be governed by and construed in accordance with the laws of the State of New York. Lender and Borrowers hereby submit to the non-exclusive jurisdiction of any New York court or federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Agreement. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon each Borrower and may be enforced in any court to the jurisdiction of which such Borrower is subject, by a suit upon the judgment.

     Section 9.9    No Liability of Lender.   Neither Lender nor Ex-Im Bank
shall be liable for any act or omission by it pursuant to the provisions of this Agreement, in the absence of fraud or gross negligence. Borrowers hereby agree that neither Lender nor Ex-Im Bank shall be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by it in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or Security Interest in the Collateral or any other interest in any security for Borrowers' Obligations. Neither Lender nor Ex-Im Bank shall incur any liability to Borrower or to any other party in connection with the acts or omissions of Lender or Ex-Im Bank in reliance upon any certificate or other paper believed by Lender or Ex-Im Bank to be genuine or with respect to any other thing which Lender or Ex-Im Bank may do or refrain from doing, unless such act or omission amounts to fraud or gross negligence.

     Section 9.10    Indemnification.   Borrowers agrees to protect, indemnify,
defend and hold harmless Lender and Ex-Im Bank from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, attorneys' fees) whatsoever which Lender and Ex-Im Bank may, at any time, sustain or incur by reason of or in consequence of or arising out of extending the Loan to Borrowers, the making or incurring of Credit Accommodations, or the issuance of a guaranty of Borrowers' Obligations, as the case may be; it being the intention of the parties that this Agreement shall be construed and applied to protect, indemnify, defend and hold harmless Lender and Ex-Im Bank against any and all risks involved in the transactions contemplated by this Agreement and the other Financing Documents, all of which risks are hereby assumed by Borrower. The provisions of this Section shall survive the expiration or termination of this Agreement, the other Financing Documents, and the Commitment and the payment and performance of Borrowers' Obligations.

     Section 9.11    No Partnership.   Nothing contained in this Agreement
shall be construed in a manner to create any relationship among Borrowers, Lender and Ex-Im Bank other than the relationship of borrower, lender and credit enhancement provider, and Borrowers. Lender and Ex-Im Bank shall not be considered partners or co-venturers for any purpose on account of this Agreement.

     Section 9.12    Controlling Agreement.   Borrowers acknowledge and agree
that (a) the Borrower Agreement contains additional representations, terms, covenants and conditions related to Borrowers and the Loan, and (b) as between Lender and Borrowers this Agreement and the Borrower Agreement together govern the establishment of the Loan as a Loan Facility guaranteed pursuant to the Ex-Im Bank Guarantee and the making and incurring of Credit Accommodations under the Loan. In the event any of the representations, terms, covenants, or conditions contained in this Agreement conflict with those contained in the Borrower Agreement, then as between Lender and Borrowers, the more stringent provisions of each with respect to Borrowers shall govern and prevail.

     Section 9.13 Waiver of Trial by Jury. EACH BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWERS AND LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH BORROWER AND LENDER, AND EACH BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH BORROWER FURTHER REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO BE REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL. SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

     Section 9.14 Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity, however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respect shall remain valid and enforceable.

     Section 9.15 Rules of Construction. For purposes of this Agreement, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context if appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statues and related regulations shall include any amendments of same and any successor statues and regulations;
(e) the words "this Agreement", "herein", "hereof", "hereunder" or other words of similar import refer to this Agreement as a whole including the exhibits hereto as the same may be amended, modified or supplemented; (f) all references in this Agreement to sections, subsections, paragraphs and exhibits shall refer to the corresponding sections, subsections, paragraphs and exhibits of or to this Agreement; and (g) all references to any instruments or agreements, including references to any of the Financing Documents, shall include any and all modifications, amendments and supplements thereto and any and all restatements, extensions or renewals thereof to the extent permitted under this Agreement.

     Section 9.16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed and original and all of which together shall constitute the same document. Signature pages may be detached from the counterparts to a single copy of this Agreement to physically form one document.

     Section 9.17. Time is of the Essence. Time is of the essence in the performance of this Agreement.

     Section 9.18 Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and any Borrower, or between Lender and any Guarantor, shall constitute a waiver of any of Lender's rights or of any obligations of such Borrower or Guarantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

     Section 9.19. Usury not intended. Borrowers and Lender intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under this Agreement or any other Loan Document will never exceed the Highest Lawful Rate. If Bank contracts for, charges or receives any excess interest, it will be deemed a mistake. Bank will automatically reform the Loan Document or charge to conform to applicable law, and if excess interest has been received, Bank will either refund the excess to Borrowers or credit the excess on any unpaid principal amount of the Note or any other Loan Document. All amounts constituting interest will be spread throughout the full term of the Loan Document or applicable Note in determining whether interest exceeds lawful amounts.

     SECTION 9.20 ENTIRE AGREEMENT. PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCIAL CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY'S AUTHORIZED REPRESENTATIVE. THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

EXECUTED as of the 15th day of December, 2000.

         BORROWERS:

         UNITED STATES DATA CORPORATION


         By: /s/ ROBERT A. MERRY
            ------------------------------------------
         Name: Robert A. Merry
              ----------------------------------------
         Title: President and Chief Executive Officer
               ---------------------------------------


         eMAKE CORPORATION


         By: /s/ ROBERT A. MERRY
            ------------------------------------------
         Name: Robert A. Merry
              ----------------------------------------
         Title: Chairman
               ---------------------------------------


         LENDER:

         THE CHASE MANHATTAN BANK

         By: /s/ MAE KEENES
            ------------------------------------------
            Authorized Officer
            Vice President

                                   EXHIBIT A



                               BORROWER AGREEMENT

                                   EXHIBIT B



                           LOAN AUTHORIZATION NOTICE

                                   EXHIBIT C



                         FORM OF COMPLIANCE CERTIFICATE

                                    FORM OF

                             COMPLIANCE CERTIFICATE

THE CHASE MANHATTAN BANK ("LENDER"), UNITED STATES DATA CORPORATION ("US DATA"), AND eMAKE CORPORATION ("EMAKE," AND TOGETHER WITH US DATA, "BORROWERS" AND EACH A "BORROWER"), EXECUTED AS OF DECEMBER 15, 2000 (THE "AGREEMENT"), AS AMENDED, RESTATED AND SUPPLEMENTED.

           REPORTING REQUIREMENTS, FINANCIAL COVENANTS AND COMPLIANCE CERTIFICATE FOR CURRENT REPORTING PERIOD ENDING _________ ("END DATE")

A. REPORTING PERIOD. THIS EXHIBIT WILL BE IN PROPER FORM AND SUBMITTED WITHIN 30 DAYS AFTER THE END OF EACH CALENDAR MONTH INCLUDING THE LAST REPORTING PERIOD OF THE FISCAL YEAR AND WITH THE FISCAL YEAR END FINANCIAL STATEMENT, BORROWERS' FISCAL YEAR ENDS ON 12/31/00.

--------------------------------------------------------------------------------------------------------------------  -------------
B. Financial Reporting.  Borrower will provide the following financial information within the times indicated:        Compliance
                                                                                                                      Certificate

                                                                                                                      (Circle)
-----------------------  ------------------------------------  -----------------------------------------------------  -------------
          WHO                          WHEN DUE                                        WHAT
-----------------------  ------------------------------------  -----------------------------------------------------  -------------
BORROWER                 (i) Within 90 days of fiscal year     Annual audited financial statements (balance sheet,     Yes     No
                         end                                   income statement, cash flow statement) by independent
                                                               certified public accountants satisfactory to Bank,
                                                               accompanied by Compliance Certificate
-----------------------  ------------------------------------  -----------------------------------------------------  -------------
                         (ii) Within 30 days of end of each    Unaudited interim financial statements accompanied by   Yes     No
                         month, including final period of      Compliance Certificate
                         fiscal year.
-----------------------  ------------------------------------  -----------------------------------------------------  -------------
                         (iii) Within 30 days after filing     Copy of corporate income tax return                     Yes     No
                         with the IRS, but no later than
                         May 15 of each year
-----------------------  ------------------------------------  -----------------------------------------------------  -------------
                         (iv) no later than the 20th day of    Borrowing Base Certificate                              Yes     No
                         each calendar month
-----------------------  ------------------------------------  -----------------------------------------------------  -------------
                         (v) Until the 30th day of each month  (a) Accounts Receivable aging report for the            Yes     No
                                                               immediately preceding month, (b) information
                                                               regarding status of completion of Export Orders and
                                                               (c) such other information, reports, contracts,
                                                               invoices and other data relating to the Collateral as
                                                               Lender may request.
-----------------------  ------------------------------------  -----------------------------------------------------  -------------
GUARANTOR                (vi) Within 30 days after filing      Copy of corporate income tax return
                         with IRS, but no later than May 15
                         of each year.
-----------------------  ------------------------------------  -----------------------------------------------------  -------------

-------------------------------------------------------------  -----------------------------------------------------  -------------
C. FINANCIAL COVENANTS. Borrowers will comply with the                         COMPLIANCE CERTIFICATE
following financial covenants, defined in accordance with
GAAP and the definitions in the Agreement, and incorporating the calculation adjustments indicated on the Compliance
Certificate:
-------------------------------------------------------------  -----------------------------------------------------  -------------
                         REQUIRED                                                  ACTUAL REPORTED                      Compliance
Except as specified otherwise, each covenant will be                                                                     (circle)
maintained at all times and reported for each Reporting           For Current Reporting Period/as of the End Date
Period or as of each Reporting Period End Date, as                                                                     Yes     No
appropriate:
-------------------------------------------------------------  -----------------------------------------------------  -------------
1. Maintain a Tangible Net Worth, as adjusted of at least      Stockholders' Equity                $___________
$(200,000) [ILLEGIBLE]                                         Minus: Goodwill                     $___________        Yes     No
                                                               Other Intangible Assets             $___________
                                                               Loans Advances to
                                                                  Equity holders                   $___________
                                                               Loans to Affiliates                 $___________
                                                               Plus: Subordinated Debt             $___________

                                                               = Tangible Net Worth                $___________
-------------------------------------------------------------  -----------------------------------------------------  -------------
2. Have a minimum EBITDA (Cash Flow before interest            Net Income                          $___________
and income tax expense) for the 3 months ending at each        (after interest & tax expense)                          Yes     No
End Date listed below of at least the following amounts:
                                                               Plus:    Depreciation               $___________
12/31/2000                       (5,000,000)                            Amortization               $___________
 3/31/2001                          400,000                    Minus:   Nonrecurring items         $___________
 6/30/2001                          500,000                    Equals:  Cash Flow                  $___________
 9/30/2001                          500,000                    Cash Flow                           $___________
                                                               Plus:    Tax Expense                $___________
                                                                        Interest Expense           $___________

                                                               Equals: EBIDTA of                   $___________
-------------------------------------------------------------  -----------------------------------------------------  -------------

The above summary represents some of the covenants and agreements contained in the Agreement and does not in any way restrict or modify the terms and conditions of the Agreement. In case of conflict between this Exhibit C and the Agreement, the agreement shall control.

The undersigned hereby certifies that the above information and computations are true and correct and not misleading as of the date hereof and that since the date of Borrower's most recent Compliance Certificate (if any):

1.       Events of Default

                  No default or Event of Default has occurred or been discovered since the date of the most recent Compliance Certificate.

                  Since the date of the most recent Compliance Certificate, a default or Event of Default (as described below) has occurred or has been discovered:

                           was cured on ____________________.

                           was waived by Lender in writing on._____________.

                           is continuing.

         Description of Event of Default:
                                         --------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

2.       Representations and Warranties

         The representations and warranties set forth in the Agreement and the other Financing Documents are true and correct as of the date hereof.



Executed this ___ day of ______________ 200_.



BORROWERS:
UNITED STATES DATA CORPORATION               eMAKE CORPORATION

By:                                          By:
   ----------------------------------           -------------------------------

Name:                                        Name:
     --------------------------------             -----------------------------

Title: [Chief Financial Officer]             Title: [Chief Financial Officer]



By:                                          By:
   ----------------------------------           -------------------------------

Name:                                        Name:
     --------------------------------             -----------------------------

Title:                                       Title:
      -------------------------------              ----------------------------

Address: 2435 North Central Expressway
         Richardson, Texas 75080